Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30085) of Ecology and Environment, Inc. of our report dated October 29, 2015, relating to the consolidated financial statements for the year ended July 31, 2015, which appears in this Form 10-K.

/s/ Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania
November 14, 2017